UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 13, 2008
MoneyGram International, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31950	16-1690064

(Commission File Number)	(IRS Employer Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota	55416

(Address of Principal Executive Offices)	(Zip Code)
(952) 591-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
(a) MoneyGram International, Inc. (the “Company”) has finalized its valuation of the embedded derivatives contained in its Series B Stock, as reflected in our Form 10-Q for the quarter ended June 30, 2008 that was filed on August 13, 2008. The final fair value of the liability at June 30, 2008 was $23.6 million and the change in the fair value (reduction in the liability) was an unrealized gain of $31.2 million recorded in the Company’s Consolidated Statements of Income (Loss) for the three and six months ended June 30, 2008, with a corresponding reduction in the value of the Series B Stock recognized in “Mezzanine equity” of $54.8 million recorded on the Company’s Consolidated Balance Sheet.
The tables attached hereto as Exhibit 99.01 were included in our earnings release on August 7, 2008 and have been updated to reflect the amounts recorded as discussed above.
On August 11, 2008, the Investors and the Company entered into a clarification agreement, resulting in certain terms of the Series B Stock no longer meeting the definition of an embedded derivative. As a result of this clarification, the related liability will be reversed to “Additional paid-in capital” in the third quarter of 2008, with no further re-measurement of the fair value required.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ Teresa H. Johnson
Name:	Teresa H. Johnson
Title:	Executive Vice President, General Counsel and Secretary

Date: August 18, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

99.01	Earnings Release Tables updated August 13, 2008